Exhibit 99.1

Investor Contact:

Todd Friedman or Stacie Bosinoff

The Blueshirt Group for CallWave, Inc.

415-217-7722

todd@blueshirtgroup.com, stacie@blueshirtgroup.com

CallWave Adds Two Telecommunications Veterans to Expand and Strengthen Board of Directors

Osmo Hautanen and Raj Raithatha Join Board of Directors

SANTA BARBARA, Calif. – October 5, 2006 — CallWave, Inc. (NASDAQ: CALL), a leading provider of On Demand communications solutions to service providers and consumers, today announced that it has added two senior telecommunications executives to its Board of Directors, expanding the Board of Directors to seven members. The additions of Osmo Hautanen, CEO of Magnolia Broadband, and Raj Raithatha, former CEO of Versatel International NV, add significant industry depth and experience to CallWave’s Board.

“Osmo and Raj bring tremendous experience and industry knowledge to CallWave,” said David Hofstatter, Chief Executive Officer for CallWave. “Both men are well known in the telecommunications world and will provide invaluable counsel to the Company as we execute on our growth strategy to help service providers win the desktop. CallWave is revolutionizing the way these telecommunications providers deliver converged services to consumers through the value of our market tested, easy to deploy, on-demand telephony architecture. The company, our partners and our customers will benefit greatly from the combined experience of these two industry veterans.”

Mr. Hautanen is currently the Chief Executive Officer of Magnolia Broadband, Inc., a fabless semiconductor-design company for the cellular communications industry. Prior to joining Magnolia, Mr. Hautanen served as the CEO of Fenix LLC, the holding company for Union Pacific Corporation’s extensive portfolio of technology assets, as well as CEO of Formus Communications, an international wireless communications company. Mr. Hautanen also served as President of Americas for Philips Consumer Communications group, a joint venture between Philips Electronics and Lucent. Prior to joining Philips Mr. Hautanen was an 18-year veteran of Nokia, where he built a new division for Personal Communications Services in 1994, which lead Nokia’s dominance in the North American handset market. He also served in multi-discipline roles within Nokia and was a member of their Management Board. Mr. Hautanen holds a Bachelor of Science in Control Engineering from the Technical College of Varkaus (Finland), as well as an MBA in international business from Georgia State University.

Mr. Raithatha is the former Chief Executive Officer of Versatel International NV, a leading provider of fixed telephony, data, internet and mobile telephony products serving the Dutch and Belgian markets.

Prior to being named CEO at Versatel, Mr. Raithatha served as the company’s Chief Financial Officer. Prior to joining Versatel, Mr. Raithatha served as the European Chief Financial Officer for ACC Corporation, a provider of long distance switched and private line telecommunications services for voice and data transmission to the northeastern United States, Canada and the United Kingdom. Mr. Raithatha has also held senior management positions at Bay Trading, Securiguard Group Plc, Harrison Willis Ltd and KPMG. Mr. Raithatha holds a degree in economics and mathematics from the University of Cardiff, Wales and is a Qualified Chartered Accountant.

The Company also announced today that Michael Noling has resigned from the Board of Directors. Mr. Raithatha will assume the role of Chairman of the Audit Committee.

Safe Harbor Statement

Except for the historical statements contained herein, the foregoing release contains forward-looking statements, including statements regarding, among other matters, our business strategy and future financial performance. These forward-looking statements are subject to risks and uncertainties, and actual results could differ materially due to several factors, including but not limited to the ability to forecast consumer behavior and recognize or respond to emerging trends, changing preferences or competitive factors, the market acceptance of our new products and product enhancements, claims regarding alleged infringement of third parties’ intellectual property rights, the ability to maintain or expand our customer and partner relationships and other risks and uncertainties. Please consult the various reports and documents filed by CallWave with the U.S. Securities and Exchange Commission, including but not limited to CallWave’s annual report on Form 10-K for the fiscal year ended June 30, 2006, for factors potentially affecting the Company’s future financial results. All forward-looking statements are made as of the date hereof and CallWave disclaims any responsibility to update or revise any forward-looking statement provided in this news release.

About CallWave

CallWave (Nasdaq:CALL) is an On Demand communications services company, helping service providers reduce customer churn and drive revenues by enabling new landline, Internet and mobile convergence applications. Founded in 1998, CallWave is headquartered in Santa Barbara, California. For further information, please visit www.callwave.com.

###